As filed with the Securities and Exchange Commission on July 3, 2025

Registration No. 333-[______]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

MOBILEYE GLOBAL INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	88-0666433
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

c/o Mobileye B.V. Har Hotzvim, 1 Shlomo Momo HaLevi Street Jerusalem 9777015, Israel

(Address, Including Zip Code, of Registrant’s Principal Executive Offices)

Amended and Restated Mobileye Global Inc. 2022 Equity Incentive Plan
(Full Title of the Plans)

Liz Cohen-Yerushalmi
Chief Legal Officer and General Counsel
c/o Mobileye B.V.
Har Hotzvim, 1 Shlomo Momo HaLevi Street
Jerusalem 9777015, Israel

(Name and Address of Agent For Service)

+ 972-2-541-7333

(Telephone Number, including area code, of agent for service)

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Mobileye Global Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 113,104,405 additional shares of common stock under the Registrant’s 2022 Equity Incentive Plan. In accordance with the instructional note of Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 28, 2024 (the “Annual Report”), filed with the Commission on February 13, 2025;

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c)	The description of the Registrant’s Class A common stock which is contained in a Registrant’s Registration Statement on Form 8-A filed on October 26, 2022 (File No. 001-41541) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. This Registration Statement hereby incorporates by reference the contents of the Registrant’s previous registration statement on Form S-8 filed with the Commission on October 26, 2022 (Registration No. 333-268012) to the extent not superseded hereby. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Item 8.	Exhibits

Exhibit Number	Exhibit Description

4.1	Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, SEC File No. 001-41541, filed October 28, 2022)

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed October 28, 2022, SEC file No. 001-41541)

5.1*	Opinion of Davis Polk & Wardwell LLP

23.1*	Consent of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm

23.2*	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included in the signature pages hereto)

99.1*	Amended and Restated Mobileye Global Inc. 2022 Equity Incentive Plan

107.1*	Filing Fee Table

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jerusalem, Israel, on this 3rd day of July, 2025.

MOBILEYE GLOBAL INC.

By:	/s/ Professor Amnon Shashua
	Name:	Professor Amnon Shashua
	Title:	Chief Executive Officer, President, and Director (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Prof. Amnon Shashua, Moran Shemesh Rojansky, Liz Cohen-Yerushalmi, and Jesse Infeld and each of them, his, her or their true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his, her or their name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this Registration Statement, and any additional registration statement filed pursuant to Rule 462, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he, she or they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the date indicated below:

Name	Title	Date

/s/ Professor Amnon Shashua	Chief Executive Officer, President and Director	July 3, 2025
Professor Amnon Shashua	(Principal Executive Officer)

/s/ Moran Shemesh Rojansky	Chief Financial Officer	July 3, 2025
Moran Shemesh Rojansky	(Principal Financial and Accounting Officer)

/s/ Saf Yeboah-Amankwah	Director	July 3, 2025
Saf Yeboah-Amankwah

/s/ Patrick Bombach	Director	July 3, 2025
Patrick Bombach

/s/ Elaine Chao	Director	July 3, 2025
Elaine Chao

/s/ Eyal Desheh	Director	July 3, 2025
Eyal Desheh

/s/ Claire C. McCaskill	Director	July 3, 2025
Claire C. McCaskill

/s/ Frank D. Yeary	Director	July 3, 2025
Frank D. Yeary